Item 77Q(1)(e)
Copies of Any New or Amended Registrant Investment Advisory
Contracts

DBX  ETF Trust

Effective November 14, 2017, the Board of Trustees of DBX ETF Trust (the "Trust") approved changes to Schedule A to the Trust's Investment Advisory Agreement. Such form of amended Schedule A was filed in connection with post-effective amendment number 397, filed with the Securities and Exchange Commission on December 21, 2017 pursuant to Rule 485(b) under the Securities Act of 1933 (Accession No. 0001193125-17-376542), which is hereby incorporated by reference as part of the response to Item 77Q1(e) of Form N-SAR